Exhibit 99.1

FOR IMMEDIATE RELEASE

DayStar Appoints Ratson Morad President and COO

New Phase of Company’s Growth Begins

Santa Clara, Calif., Feb. 21, 2008 — DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of photovoltaic products based on CIGS thin film semiconductor technology, today announced the appointment of Ratson Morad as the company’s new president and chief operating officer. Mr. Morad will report to Dr. Stephan DeLuca, the company’s chief executive officer.

“One of my goals has been to enhance our senior management team with executives who can lead our next phase of growth, especially as we build our first manufacturing facility here in the Silicon Valley,” said Dr. DeLuca. “Ratson is a prime example of the kind of talent available to us in this area, and we are very fortunate to have him join our team. His strong background in manufacturing operations and commercializing advanced technologies is ideally suited for the challenges ahead of us.”

Mr. Morad will be primarily focused on building out DayStar’s first production facility, while the company’s CTO, CFO and VP of Sales and Marketing will continue to report to Dr. DeLuca.

Mr. Morad, 51, brings more than 20 years of experience in building and leading companies and global organizations in the technology sector, including PV solar and semiconductor equipment. Most recently, he was vice president of engineering and technology at Solyndra, Inc., where he was part of the founding team. At Solyndra, which specializes in thin film photovoltaics, he led the development of new solar panels as well as the architecture and build-out of production systems.

Prior to Solyndra, Mr. Morad was the CEO of Blue29, a wafer processing company. He also held various executive management roles at Applied Materials, Inc., a global leader in nano-manufacturing technology solutions for the fabrication of semiconductor chips, solar PV cells and flat panel displays.

“As a Silicon Valley veteran focused on thin film photovoltaics, I have closely watched the progress of all the top companies in the field,” said Mr. Morad. “I am very excited to join the DayStar team and to use my background and experience to contribute to the company’s goal of becoming a leader in CIGS manufacturing.”

Mr. Morad earned his Master’s degree in Mechanical Engineering at Ben Gurion University in Israel, and studied business management at the Israel Institute of Technology.

Other Management Changes

DayStar also announced today the departure of Jack McCaffrey, vice president of manufacturing, who has left to pursue another position closer to his home in Massachusetts.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development, manufacturing, and marketing of photovoltaic products based upon CIGS thin film semiconductor technology. For more information, visit the DayStar website at www.daystartech.com.

Certain statements contained in this press release, including statements regarding the future business of DayStar, and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those factors discussed in the section entitled “Risk Factors” in our Registration Statement on Form SB-2 filed with the SEC on November 30, 2007. You should not place undue reliance on the forward-looking statements in this press release, and we disavow any obligation to update or supplement those statements in the event of any changes in the facts, circumstances, or expectations that underlie those statements.

IR Contact: Alexis Pascal/Cathryn Johnson Stapleton Communications Inc. 650/470.0200 Alexis@stapleton.com Cathryn@stapleton.com	Media Contact: Erica McGill DayStar Technologies, Inc. 518/383.4600 emcgill@daystartech.com